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                    [Letterhead of Willkie Farr & Gallagher]


February 5, 2003




Smith Barney Investment Trust
128 Broad Street
New York, New York  10004

Ladies and Gentlemen:

We have acted as counsel to Smith Barney Investment Trust, a Massachusetts business trust (the "Investment Trust"), in connection with the proposed acquisition by the Investment Trust, on behalf of its series, Smith Barney Large Capitalization Growth Fund (the "Acquiring Fund"), of all or substantially all of the assets and liabilities of Smith Barney Peachtree Growth Fund (the "Acquired Fund"), a series of Smith Barney Investment Funds Inc., a Maryland corporation (the "Investment Funds"), in exchange for voting shares of the corresponding classes of shares of beneficial interest of the Acquiring Fund (the "Shares"), pursuant to an Agreement and Plan of Reorganization between the Investment Funds, on behalf of the Acquired Fund, and the Investment Trust, on behalf of the Acquiring Fund (the "Plan").

We have examined the Investment Trust's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Investment Trust's Master Trust Agreement and By-laws, each as amended or supplemented to the date hereof, and the Plan.

We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of each of the Investment Funds and the Acquired Fund, enforceable against each of the Investment Funds and the Acquired Fund in accordance with its terms.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York and the federal laws of the United States of America. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including The Commonwealth of Massachusetts) or the United States of America. In rendering the opinions herein,

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Smith Barney Investment Trust
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we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of Shares pursuant to the Plan.

Based upon the foregoing, we are of the opinion that:

     (a) The Investment Trust is an organized, existing business trust under the laws of The Commonwealth of Massachusetts; and

     (b) The Shares of the Acquiring Fund to be issued as contemplated in the Plan have been duly authorized, and, subject to the receipt by the Investment Trust of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable Shares of the Acquiring Fund under the laws of The Commonwealth of Massachusetts. We note, however, that holders of shares of beneficial interests in a Massachusetts business trust may under certain circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Investment Trust or any distributor or dealer in connection with the registration or qualification of the Investment Trust or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Investment Trust, is solely for the benefit of the Investment Trust and its Trustees and its officers in connection with the above described acquisition of assets and may not be relied upon for any other purpose or by any other person.

Very truly yours,

/s/ Willkie Farr & Gallagher